UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Four Leaf Acquisition Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

Four Leaf Acquisition Corporation (“Four Leaf,” the “Company,” “we,” “our,” or “us”) is filing these definitive additional proxy materials to supplement the definitive proxy statement dated June 13, 2025 (the “Definitive Proxy Statement”) for the special meeting of stockholders of the Company scheduled for June 22, 2025 (the “Special Meeting”). The following disclosures should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. The terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.

SUPPLEMENT NO. 1, DATED JUNE 24, 2025

(TO THE DEFINITIVE PROXY STATEMENT OF THE COMPANY DATED JUNE 13, 2025)

SUPPLEMENT TO THE PROXY STATEMENT

1.	The disclosures under the heading "We may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), and ultimately prohibited” in RISK FACTORS is hereby amended and restated as follows:

Mr. Alvin Wang, a resident of the People’s Republic of China (the “PRC”) and a member of our Board of Directors, holds 81.4% of the outstanding membership interests in our Sponsor and therefore has direct influence over our Sponsor. Our Sponsor currently owns approximately 33.2% of our outstanding shares. Certain businesses in the U.S. that are engaged in a business in a regulated industry or which may affect national security are subject to rules or regulations that limit foreign ownership. In addition, CFIUS is an interagency committee authorized to review certain transactions involving investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Because we may be considered a “foreign person” under such rules and regulations, any proposed business combination between us and a U.S. business engaged in a regulated industry or which may affect national security could be subject to such foreign ownership restrictions and/or CFIUS review.

The scope of CFIUS was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”) to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA and subsequent implementing regulations that are now in force also subject certain categories of investments to mandatory filings. If our potential initial business combination involves a U.S. business and if it falls within the scope of foreign ownership restrictions, we may be unable to consummate a business combination with such business, which thereby may limit our pool of acquisition candidates and making it harder for us to complete an initial business combination.

CFIUS has jurisdiction to review transactions that could result in control of a U.S. business directly or indirectly by a foreign person, certain non-controlling investments that afford the foreign investor non-passive rights in a “TID U.S. business” (defined as a U.S. business that (1) produces, designs, tests, manufactures, fabricates, or develops one or more critical technologies; (2) owns or operates certain critical infrastructure; or (3) collects or maintains directly or indirectly sensitive personal data of U.S. citizens), and certain acquisitions, leases, and concessions involving real estate even with no underlying U.S. business. Certain categories of acquisitions of and investments in a U.S. business also may be subject to a mandatory notification requirement.

If a proposed initial business combination with a U.S. target company falls within the scope of CFIUS review, CFIUS could decide to block or delay the business combination, impose conditions with respect to the business combination or request the President of the United States to order us to divest all or a portion of any U.S. target business of the target company if we acquire it without first obtaining CFIUS approval. The foreign ownership limitations, and the potential impact of CFIUS, may limit the attractiveness of a transaction with us or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our stockholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process and time required for CFIUS to conduct its review and any remedy imposed by CFIUS could be lengthy and may prevent us from completing our initial business combination within the requisite time period. Unless the Extension is approved by our stockholders, we must complete our initial business combination by the Current Termination Date (June 22, 2025) (assuming we do not decide to exercise the currently available second three-month extension option available under the Amended Certificate). If the Extension is approved, we will need to complete our initial business combination by the Amended Termination Date (June 22, 2026). Consequently, since we only have a limited time to complete our initial business combination, our failure to obtain any required approvals within the Combination Period may require us to liquidate. If we have not completed our initial business combination within the Combination Period, as contemplated by our Amended Certificate, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, including the warrants included in the units sold in the IPO, which will expire worthless in the event the Company winds up.

2.	The following disclosures are added to the end of RISK FACTORS:

We are required by the Nasdaq Listing Rules to consummate a Business Combination within 36 months of the effectiveness of our IPO Registration Statement. In the event we do not consummate a Business Combination within this time period, or securities could be subject to delisting.

Nasdaq Listing Rule IM-5101-2(b) (the “36-month Rule”), requires that we complete a business combination no later than 36 months after our IPO, and Nasdaq Rule 5815 was amended effective October 7, 2024 to provide for the immediate suspension and delisting for failure to meet the 36-month requirement to complete a business combination in the 36-month Rule. Given that we received the notice of effectiveness of its IPO registration statement on Form S-1 on March 16, 2023, we will meet the 36-month deadline on March 16, 2026. In connection with the Extension Proposals, we are seeking to extend our Amended Termination Date up June 22, 2026, or thirty-nine (39) months after our IPO. If the Extension Proposals are adopted and we extend our Extended Date beyond 36 months of the effectiveness of our IPO registration statement, Nasdaq may determine that we are continuing in non-compliance with the 36-month Rule and our securities may be subject to suspension and delisting from Nasdaq. For the avoidance of doubt, any Extended Date beyond March 16, 2026 would not comply with Nasdaq Listing Rule IM-5101-2 as currently in force.

If our securities are delisted from trading on Nasdaq, we expect such securities to be quoted on an over-the-counter market. In this over-the-counter market, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Additionally, because our securities will no longer be listed on Nasdaq, our securities will no longer be considered “covered securities” for the purpose of The National Securities Markets Improvement Act of 1996, which is a federal statute that prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Therefore, our securities will be subject to regulation in each state in which we offer our securities.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

Your vote is important. If you are a stockholder of record, please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Special Meeting. If you are a stockholder of record, you may also cast your vote virtually at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote virtually at the Special Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against each of the Extension Proposals, and an abstention will have the same effect as voting against each of the Extension Proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of the Adjournment Proposal.

NO ACTION IN CONNECTION WITH THIS PROXY STATEMENT SUPPLEMENT IS REQUIRED BY ANY SHAREHOLDER WHO HAS PREVIOUSLY DELIVERED A PROXY AND WHO DOES NOT WISH TO REVOKE OR CHANGE THAT PROXY. THE RECORD DATE FOR THE SPECIAL MEETING OF SHAREHOLDERS HAS NOT CHANGED.

Any proxy may be revoked by the person giving it at any time before the polls close at the Special Meeting. A proxy may be revoked by sending Four Leaf Acquisition Corporation, 4546 El Camino Real B10 #715, Los Altos, California 94022 either a written notice of revocation bearing a date later than the date of such proxy or a subsequent proxy relating to the same shares, which must be received prior to the vote at the Special Meeting, or by attending the Special Meeting and voting virtually.

Simply attending the Special Meeting will not constitute a revocation of your proxy. If your shares are held in the name of a broker or other nominee who is the record holder, you must follow the instructions of your broker or other nominee to revoke a previously given proxy.

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